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Exhibit 99.906

SECTION 906 CERTIFICATION

        We, Thomas M. O'Brien, President, and Mark L. Kleifges, Treasurer, of RMR Real Estate Fund (the "registrant"), certify that:

  1.
  The report on Form N-CSR of the registrant for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ THOMAS M. O'BRIEN Thomas M. O'Brien President
Date:	August 30, 2004
By:	/s/ MARK L. KLEIFGES Mark L. Kleifges Treasurer
Date:	August 30, 2004

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  Exhibit 99.906
SECTION 906 CERTIFICATION